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                                                                     EXHIBIT 5.1

Ford Credit Auto Receivables Two, Inc.                 October ____, 2000
One American Road
Dearborn, Michigan 48126

Ford Motor Credit Company
One American Road
Dearborn, Michigan  48126

Ford Credit Auto Receivables Two L.P.
One American Road
Dearborn, Michigan  48126

                      Re: Registration Statement No. 333-39544 on Form S-1
                          Relating to Ford Credit Auto Owner Trust 2000-F (the "Registration Statement")
Dear Sirs:

         The undersigned, Hurley D. Smith, Corporate Counsel of Ford Credit Auto Receivables Two, Inc. ("FCAR"), Ford Credit Auto Receivables Two L.P. ("Seller") and Ford Motor Credit Company ("Ford Credit") has acted as counsel for FCAR, Seller and Ford Credit in connection with the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by Ford Credit Auto Owner Trust 2000-F (the "Trust") to be formed pursuant to an Owner Trust Agreement ("Owner Trust Agreement") to be entered into between the Seller and the Owner Trustees (the "Owner Trustees") of Asset Backed Securities consisting of Class A Notes and Class B Notes (together, the "Notes") and Class C Certificates and Class D Certificates (the "Certificates"). The Notes are to be issued pursuant to a Trust Indenture (the "Trust Indenture") to be entered into between the Trust and the Indenture Trustee designated therein (the "Indenture Trustee").

         In that connection, I have examined, or caused to be examined, originals or copies certified to my satisfaction, of such documents, corporate and partnership records and other instruments, as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that the Notes and Certificates, when duly executed and authenticated by the Indenture Trustee or the Owner Trustees, as the case may be, in accordance with the terms of the applicable Trust Indenture or Owner Trust Agreement, and issued and delivered against payment thereof, will be legally issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                                Very truly yours,

                                                /s/ Hurley D. Smith